Exhibit 10.2
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                Summary of Compensation to Non-Employee Director
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     On March 29, 2006 (the "Grant Date"),  Ms. Vicky A. Bailey was elected as a director of Cheniere Energy, Inc. (the "Company") and was granted 25,000 fully vested stock options with a term of ten years. The exercise price of the stock options is the closing price of the Company's common stock as reported on the American Stock Exchange on the Grant Date or $40.27. In addition, Ms. Bailey received compensation for the term of service from March 29, 2006 through May 2006 of $25,000.